Exhibit 10.7

PROMISSORY NOTE

$ 25,000.00	Miami, Florida
September 9 , 2010

1. Parties.

1.1. BLUE GEM ENTERPRISE, INC., a Florida corporation (the “Borrower”).

1.2. HOWARD ETTELMAN (the “Lender”).

2. Borrower's Promise to Pay.  For value received, Borrower promises to pay to the order of Lender, its successors or assigns, Twenty Five Thousand and No/100 Dollars ($25,000.00) (the “Principal”).

3. Payments.

3.1. Borrower shall pay one (1) installment of Principal in an amount equal to Twenty Five Thousand and No/100 Dollars ($ 25,000.00), together with any and all accrued but unpaid interest on the 31st day of December, 2010.

3.2. So long as there is no default, Interest shall be payable on the outstanding balance at the per annum rate of eight percent (8%).  Upon default in this Note, Interest shall be payable on the outstanding balance at the per annum rate of twelve percent (12%).

3.3. All payments hereunder shall be made in lawful money of the United States of America.

4. Prepayment.  This Note may be prepaid in whole or in part without penalty.

5. Place of Payment. All payments hereunder shall be made at Lender's offices at 6450 S W 113th Street, Miami, Florida 33156, or such other place as Lender may from time to time designate in writing.

6. Default.

6.1. Default. If any payment of Principal or other sum due Lender hereunder is not paid as and when due, then in such event Lender shall provide Borrower with written notice indicating such default.  In the event that Borrower fails to make payment to Lender within five (5) business days after receipt of such written notice, this Note shall be in default.

6.2. Acceleration.  Upon default in this Note, the Lender, at its option, may declare the entire unpaid Principal balance of this Note, together with accrued Interest, to be immediately due and payable without notice or demand.

6.3. Attorneys’ Fees.  In addition to payments of Interest and Principal, if there is a default in this Note the Lender shall be entitled to recover from the Borrower all of the Lender's costs of collection, including the Lender's attorneys' fees, paralegals' fees and legal assistants' fees (whether for services incurred in collection, litigation, bankruptcy proceedings, appeals, or otherwise), and all other costs incurred in connection therewith.

7. Waivers.  The Borrower and any endorsers, sureties, guarantors, and all others who are, or may become liable for the payment hereof severally: (a) except as otherwise provided herein, waive presentment for payment, demand, notice of demand, dishonor, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, (b) consent to all extensions of time, renewals, postponements of time of payment of this Note or other modifications hereof from time to time prior to or after the maturity date hereof, whether by acceleration or in due course, without notice, consent or consideration to any of the foregoing, (c) agree to any substitution, exchange, addition, or release of any of the security for the indebtedness evidenced by this Note or the addition or release of any party or person primarily or secondarily liable hereon, (d) agree that the Lender shall not be required first to institute any suit, or to exhaust its remedies against the undersigned or any other person or party to become liable hereunder or against the security in order to enforce the payment of this Note and (e) agree that, notwithstanding the occurrence of any of the foregoing (except by the express written release by Lender of any such person), the undersigned shall be and remain, jointly and severally directly and primarily liable for all sums due under this Note.

8. Submission to Jurisdiction.  Borrower, and any endorsers, sureties, guarantors and all others who are, or who may become, liable for the payment hereof severally, irrevocably and unconditionally (a) agree that any suit, action, or other legal proceeding arising out of or relating to this Note may be brought, at the option of the Lender, in a court of record of the State of Florida in Miami-Dade County, or in any other court of competent jurisdiction; (b) consent to the jurisdiction of each such court in any such suit, action or proceeding; and (c) waive any objection which it or they may have to the laying of venue of any such suit, action, or proceeding in any of such courts.

9. Miscellaneous Provisions.

9.1. The term Lender as used herein shall mean any holder of this Note.

9.2. Time is of the essence in this Note.

9.3. The captions of sections of this Note are for convenient reference only, and shall not affect the construction or interpretation of any of the terms and provisions set forth in this Note.

9.4. This Note shall be construed, interpreted, enforced and governed by and in accordance with the laws of the State of Florida (excluding the principles thereof governing conflicts of law), and federal law, in the event federal law permits a higher rate of interest than Florida law.

9.5. If any provision or portion of this Note is declared or found by a court of competent jurisdiction to be unenforceable or null and void, such provision or portion thereof shall be deemed stricken and severed from this Note, and the remaining provisions and portions thereof shall continue in full force and effect.

9.6. This Note may not be amended, extended, renewed or modified nor shall any waiver of any provision hereof be effective, except by an instrument in writing executed by the Lender.  Any waiver of any provision hereof shall be effective only in the specific instance and for the specific purpose for which given.

9.7. WAIVER OF TRIAL BY JURY.  LENDER AND BORROWER HEREBY KNOWINGLY, IRREVOCABLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED ON THIS NOTE, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO OR TO ANY LOAN DOCUMENT.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER AND BORROWER ENTERING INTO THE SUBJECT LOAN TRANSACTION.

BLUE GEM ENTERPRISE, INC., a Florida corporation

By: /s/ Allan Sepe
Allan Sepe, CEO